EXHIBIT 5.1

                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                     2800 LaSalle Plaza, 800 LaSalle Avenue
                          Minneapolis, Minnesota 55402

                                  June 30, 1999


Recovery Engineering, Inc.
9300 North 75th Avenue
Minneapolis, MN 55428

         Re:      Registration Statement on Form S-8
                  1993 Director Stock Option Plan, as amended
                  Registration of 30,000 shares of Common Stock

Ladies and Gentlemen:

         We have acted as legal counsel for Recovery Engineering, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 30,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), to be issued by the Company pursuant to the Recovery Engineering, Inc. 1993 Director Stock Option Plan, as amended (the "Plan"), in the manner set forth in the Registration Statement and the Prospectus.

         In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

By /s/ Eric O. Madson